EXHIBIT 21.1
SUBSIDIARIES OF GOLDEN ENTERTAINMENT, INC.

No.	Subsidiary	Jurisdiction of Incorporation
1.	Golden Holdings, Inc.	Nevada
2.	77 Golden Gaming, LLC	Nevada
3.	Golden Route Operations-Montana LLC	Nevada
4.	Big Sky Gaming Management, LLC	Nevada
5.	Sartini Synergy Online, LLC	Nevada
6.	Golden Gaming, LLC	Nevada
7.	Golden Aviation, LLC	Nevada
8.	Golden Pahrump Nugget, LLC	Nevada
9.	Golden Pahrump Town, LLC	Nevada
10.	Golden Pahrump Lakeside, LLC	Nevada
11.	Golden Route Operations LLC	Nevada
12.	Golden Tavern Group, LLC	Nevada
13.	Sartini Gaming, LLC	Nevada
14.	Market Gaming, LLC	Nevada
15.	Cardivan, LLC	Nevada
16.	Corral Country Coin, LLC	Nevada
17.	Golden - PT’s Pub Stewart-Nellis 2, LLC	Nevada
18.	Golden - PT’s Pub East Sahara 3, LLC	Nevada
19.	Golden - PT’s Pub Cheyenne-Nellis 5, LLC	Nevada
20.	Golden - PT’s Pub Summerlin 6, LLC	Nevada
21.	Golden - PT’s Pub Vegas Valley 7, LLC	Nevada
22.	Golden - PT’s Pub West Sahara 8, LLC	Nevada
23.	Golden - PT’s Pub Spring Mountain 9, LLC	Nevada
24.	Golden - PT’s Pub Flamingo 10, LLC	Nevada
25.	Golden - PT’s Pub Rainbow 11, LLC	Nevada
26.	Golden - PT’s Pub Durango 12, LLC	Nevada
27.	Golden - PT’s Pub Warm Springs 13, LLC	Nevada
28.	Golden - PT’s Pub Twain 14, LLC	Nevada
29.	Golden - PT’s Pub Tropicana 15, LLC	Nevada
30.	Golden - PT’s Pub Winterwood 16, LLC	Nevada
31.	Golden - PT’s Pub Sunset-Pecos 17, LLC	Nevada
32.	Golden - PT’s Pub MLK 18, LLC	Nevada
33.	Golden - PT’s Pub Tunes 19, LLC	Nevada
34.	Golden - PT’s Pub Decatur-Hacienda 20, LLC	Nevada
35.	Golden – PT’s Pub Decatur-Sobb 21, LLC	Nevada
36.	Golden – PT’s Pub Silverado-Maryland 22, LLC	Nevada
37.	Golden – PT’s Pub Silverado-Bermuda 23, LLC	Nevada
38.	Golden – PT’s Pub Sunrise 24, LLC	Nevada
39.	Golden – PT’s Pub Hualapai 25, LLC	Nevada
40.	Golden – PT’s Pub Big Game 26, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
41.	Golden – PT’s Pub Cantina 27, LLC	Nevada
42.	Golden - PT’s Pub Fort Apache 29, LLC	Nevada
43.	Golden-PT’s Pub Ann 30, LLC	Nevada
44.	Golden - PT’s Pub Russell 31, LLC	Nevada
45.	Golden-PT’s Pub Centennial 32, LLC	Nevada
46.	Golden - PT’s Pub Horizon 33, LLC	Nevada
47.	Golden - PT’s Pub St. Rose 35, LLC	Nevada
48.	Golden - PT’s Pub Eastern 36, LLC	Nevada
49.	Golden - PT’s Pub Racetrack 37, LLC	Nevada
50.	Golden - PT’s Pub Anthem 38, LLC	Nevada
51.	Golden - PT’s Pub Sunset-Buffalo 39, LLC	Nevada
52.	Golden-PT’s Pub Triple Bar 40, LLC	Nevada
53.	Golden-PT’s Pub Oceans 41, LLC	Nevada
54.	Golden-PT’s Pub Desert Inn 42, LLC	Nevada
55.	Golden - PT’s Pub Spring Valley 44, LLC	Nevada
56.	Golden-O’Aces Bar Rainbow 46, LLC	Nevada
57.	Golden-O’Aces Bar Post 47, LLC	Nevada
58.	Golden - PT’s Pub Foothills 48, LLC	Nevada
59.	Golden-PT’s Pub Fred’s 49, LLC	Nevada
60.	Golden-PT’s Pub Crossroads TC 50, LLC	Nevada
61.	Golden-PT’s Pub Whitney Ranch 51, LLC	Nevada
62.	Golden-PT’s Pub Black Mountain 52, LLC	Nevada
63.	Golden-PT’s Pub Molly Malone’s 53 LLC	Nevada
64.	Golden-PT’s Pub Kavanaugh’s 54 LLC	Nevada
65.	Golden-PT’s Pub Sean Patrick’s 55 LLC	Nevada
66.	Golden-PT’s Pub Morrissey’s 56 LLC	Nevada
67.	Golden-PT’s Pub GB’s 57 LLC	Nevada
68.	Golden-PT’s Pub Owl 58 LLC	Nevada
69.	Golden-PT’s Pub Fireside 59 LLC	Nevada
70.	Golden-PT’s Pub Mountainside 60 LLC	Nevada
71.	Golden-PT’s Pub Oyster 61 LLC	Nevada
72.	Golden-PT’s Pub Beano’s 62 LLC	Nevada
73.	Golden-PT’s Pub Brew 63 LLC	Nevada
74.	Golden-PT’s Pub Ranch 64 LLC	Nevada
75.	Golden-PT’s BWS 65, LLC	Nevada
76.	Golden-PT’s SRD 66 LLC	Nevada
77.	Golden-PT’s Oso Blanca 67 LLC	Nevada
78.	Golden-PT’s El Capitan 68 LLC	Nevada
79.	Golden-PT’s West Martin 69 LLC	Nevada
80.	Golden-PT’s Huntington Cove 70 LLC	Nevada
81.	Golden-PT’s GVHR 71, LLC	Nevada
82.	Golden-PT’s Peccole Sahara 72, LLC	Nevada
83.	Golden-PT’s Decatur 73 LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
84.	Golden-PT’s Buffalo-Blue Diamond 74 LLC	Nevada
85.	Golden-PT’s LV Cactus 75 LLC	Nevada
86.	Golden-PT’s Maule 76 LLC	Nevada
87.	Golden-PT’s Ann 77 LLC	Nevada
88.	Golden-PT’s Lindell-Blue Diamond 78 LLC	Nevada
89.	Golden-PT’s Warm Springs 79 LLC	Nevada
90.	Golden-Sierra Gold Double R 1, LLC	Nevada
91.	Golden-Sierra Junction Double R 2, LLC	Nevada
92.	Golden RR Eastern 3, LLC	Nevada
93.	Sierra Gold Jones 3, LLC	Nevada
94.	Sierra Gold Buffalo 4, LLC	Nevada
95.	Sierra Gold Stephanie 5, LLC	Nevada
96.	Sierra Gold Aliante 6, LLC	Nevada
97.	Sierra Gold Flamingo 7 LLC	Nevada
98.	Bonnie’s 1 LLC	Nevada
99.	Lakes Gaming and Resorts, LLC	Minnesota
100.	Lakes Game Development, LLC	Minnesota
101.	Lakes Nipmuc, LLC	Minnesota
102.	Lakes Jamul, Inc.	Minnesota
103.	Lakes Shingle Springs, Inc.	Minnesota
104.	Lakes Pawnee Consulting, LLC	Minnesota
105.	Lakes Maryland Development, LLC	Minnesota
106.	Lakes Kean Argovitz Resorts - California, LLC	Delaware
107.	Lakes KAR Shingle Springs, LLC	Delaware
108.	Evitts Resort, LLC	Maryland
109.	Golden Casinos Nevada LLC	Nevada
110.	ACEP Advertising Agency LLC	Delaware
111.	Stratosphere Leasing, LLC	Delaware
112.	ACEP Interactive, LLC	Nevada
113.	Stratosphere Gaming LLC	Nevada
114.	Aquarius Gaming LLC	Nevada
115.	Arizona Charlie’s LLC	Nevada
116.	Fresca, LLC	Nevada
117.	Colorado Belle Gaming, LLC	Nevada
118.	Edgewater Gaming, LLC	Nevada
119.	Stratosphere Entertainment LLC	Nevada
120.	W2007 Stratosphere Land Propco, LLC	Delaware
121.	Golden Route Operations-Illinois LLC	Nevada
122.	Golden Route Operations-Pennsylvania LLC	Nevada
123.	Golden Route Operations – Missouri, LLC	Nevada
124.	Padres Land 2017, LLC	Nevada
125.	Sierra Gold Eastern 8 LLC	Nevada